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Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS PURCHASE CONTRACT

        THIS AGREEMENT, made and entered into this 20th day of July, 1983, by and between MAGIC CIRCLE ENERGY CORPORATION, an Oklahoma corporation, singly and collectively hereinafter referred to as "Seller," and MAGIC CIRCLE GAS, hereinafter referred to as "Buyer";

W I T N E S S E T H:

        WHEREAS, Seller is the owner of whole or part interest in valid and subsisting oil and gas mining leases shown in Exhibit "A" attached hereto and are herein called "Committed Leases."

        WHEREAS, Seller has heretofore drilled a well which is, or may be, productive of oil and/or gas, in commercial quantities upon one or more of said Committed Leases and Seller proposes to hereafter drill such wells upon said Committed Leases as to Seller seems justifiable and sell to Buyer all gas hereafter produced from said Committed Leases; and

        WHEREAS, Buyer desired to conserve gas and proposes construction of a gathering system and compressor plant for conservation and sale of produced gas.

        NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), paid by Buyer to Seller, receipt of which is hereby acknowledged, and other payments and convenants hereinafter specified, Seller hereby grants, bargains, sells and agrees to deliver to Buyer, and Buyer agrees to purchase and take from Seller, subject to the stipulations and conditions hereinafter specified, all gas which Seller has the right to sell which is produced from the lands described above.

        The parties hereby declare and agree with each other that when the term "gas" is used in this contract that it refers not only to gas produced from gas wells but also to casinghead gas or gas produced in association with oil from oil wells.

ARTICLE I
DELIVERY DATE

        Buyer shall proceed promptly to acquire the necessary right-of-way and material to enable it to construct a gathering system for the reception of gas from the wells referred to above and a compressor station for delivery of boosted gas. The delivery and reception of said gas shall begin promptly after completion of the construction and installation of said gathering system and compressor station. Seller shall notify Buyer in writing of the completion of each well thereafter completed by Seller. Upon Buyer's request, Seller shall furnish Buyer any information which Seller has pertaining to said well to enable Buyer to evaluate the well. Buyer shall connect such well within Ninety (90) days after receipt of Seller's written notice that such well is completed and ready for connection.

ARTICLE II
TITLE AND DELIVERY

        The gas shall be delivered into Buyer's gathering system in its natural state at the outlet of Seller's lease separators and/or heater treaters and/or other conventional lease equipment. Upon delivery, at the inlet of the meter station to be furnished by Buyer, title to the gas and all components thereof shall pass to and vest in Buyer without regard to the purpose for which it may thereafter be sold or used by Buyer.

ARTICLE III
TAKES

        Buyer anticipates that all gas deliverable into the gathering systems can be received without difficulty. It is recognized, however, that Buyer's compressor station, and/or gathering systems may, at times, be unable to take all of the gas deliverable thereinto in which case Buyer shall give first priority to purchasing casinghead gas. Buyershall only be obligated to purchase ratably among wells connected to its gathering systems, giving due consideration to a well's classification (oil well or gas well) and its ability to produce into its gathering system.

ARTICLE IV
QUALITY OF GAS

        Gas to be delivered hereunder:

          (a)   Shall have at the delivery point specified herein, heat content not lower than eleven hundred (1100) B.T.U. per cubic foot. The heat valve of the gas shall be determined by Buyer taking samples at the delivery point at such times a Buyer desires and having the British Thermal Unit content thereto per cubic foot determined by an accepted type of calorimeter or any other mutually acceptable method. The gross heat value shall be determined for a cubic foot of gas at a temperature 60° Fahrenheit when saturated with water vapor and at an absolute pressure equivalent to fourteen and sixty-five hundredths (14.65) psia. Buyer may, however, at its election accept the delivery of gas with a lesser B.T.U. content than herein provided.

          (b)   Shall not contain more than twenty (20) grains of total sulphur, nor more than one-fourth (1/4th) grain of hydrogen sulfide per one hundred (100) cubic feet of gas. Buyer may, however, at its election accept the delivery of gas with a sulphur content and hydrogen sulfide content greater than herein provided.

ARTICLE V
MEASUREMENT

        The gas delivered hereunder shall be measured by an orifice meter or meters of standard make to be furnished, installed and kept in repair by Buyer at the delivery points herein described. However, Seller may, at its option and expense, install and operate meters to check Buyer's meters provided such check meter installation in no way interferes with the proper operation of the Buyer's meter. All orifice meter installations shall be made in accordance with the American Gas Association—Gas Measurement Committee Report No. 3, 1969, as amended from time to time, and all volumes of gas hereunder shall be computed in accordance with methods prescribed in said report corrected to a base pressure of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute and a base temperature of sixty (60) degrees Fahrenheit; using an assumed atmospheric pressure of fourteen (14.) pounds per square inch absolute (regardless of actual atmospheric pressure at the point of delivery) and using an assumed flowing temperature of the gas at sixty (60) degrees Fahrenheit. Buyer shall semiannually test and, if necessary, adjust and repair said meter or meters, and determine the specific gravity of the gas by Ranarex or such other method as may be mutually agreed upon. Buyer shall notify Seller in writing of the date of taking the semiannual tests at least ten (10) days prior thereto so that Seller may witness such tests. In case any question arises as to the accuracy of the meter measurement, said meter shall be tested upon the demand of either party. The expense of such tests shall be borne by the party demanding same if the meter is found to be correct and by Buyer if found incorrect, but in any event, the meter shall be adjusted to measure accurately. Settlement for any period of inoperative or inaccurate measurement by lease meters shall be in accordance with the average reading taken during the last preceding fifteen (15) days when the meter was known to be registering accurately and the first fifteen (15) days after the meter was restored to accuracy; inaccurate vent meter readings shall be corrected based on the determined percentage of error. If requested, Buyer shall send charts to Seller for checking, after which they are to be returned to Buyer.

ARTICLE VI
GAS FOR LEASE OPERATIONS

        Seller reserves the right to take gas upstream from Buyer's meter for use as fuel as needed in drilling, normal pumping, heater or treater operations on Seller's leases, and such gas as Seller may be required to deliver to Lessor under lease agreements under which the gas is produced; such gas shall not be considered as sold to Buyer under the terms of this contract.

ARTICLE VII
TERM

        Either party shall have the right to terminate this contract at the expiration of Fifteen (15) years from the date of first deliveries hereunder or on any anniversary of said date thereafter by giving the other party thirty (30) days' notice in writing, of its intention to do so, after which each party shall be released from all further liability hereunder, provided that in the event the oil and gas lease covering said premise should terminate before the expiration of the term of this contract, then this contract shall be cancelled contemporaneously with such termination.

ARTICLE VIII
PRICE

        As full consideration for the gas and the components thereof delivered hereunder into Buyer's gathering system, the base price per MCF to be paid by Buyer to Seller shall be:

        1.     ** for the first month of the primary term of this contract.

        2.     Thereafter the base price per MCF to be paid by Buyer to Seller for gas delivered and received hereunder shall be **.

        The volume of gas attributable to the gas delivered hereunder shall be determined by multiplying the total volume of gas metered at the gas sales meter served by the compressor station which serves Seller's leases by a fraction, the numerator of which will be the volume metered at Seller's leases served by said compressor station and the denominator shall be the total volume of gas metered at all leases served by said compressor station.

ARTICLE IX
PAYMENT

        Payment for all gas attributable to gas delivered each month shall be made not later than the thirtieth (30th) day of the succeeding month. A statement showing volume of gas delivered each month shall be transmitted monthly to Seller. Buyer agrees that Seller shall have the right to examine the books and records of Buyer which pertain to the volumes of gas hereunder and the daily average of oil well gas delivered to the system each calendar month at Buyer's office at Oklahoma City, Oklahoma during regular office hours. Buyer need not preserve the books and records pertaining to volumes of gas during any month for longer that two (2) years after payment therefor has been tendered.

ARTICLE X
UNPROFITABLE GAS

        In the event the operation of Buyer's compressor station and gathering system serving Seller's leases becomes unprofitable in the judgment of Buyer, or in the event the gas from any well or wells is or becomes insufficient in pressure or volume or for any other reason is or becomes unprofitable to connect in the judgment of Buyer, Buyer shall have the right to discontinue the operation of its compressor station and/or gathering system or refuse or cease taking the gas from any such well or wells so long as such condition exists, or Buyer may terminate this contract upon thirty (30) days' notice, in writing, to Seller as to any such well or wells. If, for any of the above reasons, Buyer fails to take delivery of gas for thirty (30) consecutive days, Seller shall have the right to cancel this contract at any time thereafter by serving thirty (30) days written notice to Buyer unless Buyer within said thirty (30) days remedies the cause for the cancellation.

ARTICLE XI
TITLE

        Seller warrants the title to the gas. Upon request Seller shall furnish Buyer abstracts of title and Buyer shall not be required to make payment until Seller shall have furnished such abstracts covering the land described showing good and merchantable title to the gas. If Seller's title is questioned or involved in litigation, Buyer shall have the right to withhold payment without interest during the pendency of such litigation, or until said title is freed from such questions, or until Seller furnishes bond conditioned to save Buyer harmless with surety acceptable to Buyer. Without impairment of Seller's warranty of title, it is agreed that, if Seller owns less than the full fee simple title to the gas delivered hereunder, the payments provided for herein shall be made only in the proportion that Seller's interest bears to the entire fee simple title to the gas.

ARTICLE XII
RIGHT-OF-WAY

        Insofar as Seller's lease permits, Buyer, or someone designated by Buyer, is granted the right to lay and maintain lines and install any equipment on the land described necessary in connection with the purchase of Seller's gas and shall have the right of free entry thereon during the term of this contract. All lines and other equipment placed by Buyer, or someone designated by Buyer, on said land shall remain the property of Buyer, or such designated person, and may be removed by either of them at any time.

ARTICLE XIII
ROYALTY

        Seller agrees to make all payments accruing from the production and sale of gas hereunder to the owners of all royalties, overriding royalties, bonus payments and production payments and to hold Buyer harmless therefrom.

ARTICLE XIV
TAXES

        As between the parties hereto, Seller shall bear and be responsible for the payment of all taxes, fees, and assessments now assessed and that may be legally assessed upon or in respect to the gas sold and delivered hereunder up to the delivery thereof to Buyer, shall bear and be responsible for the payment of all taxes now assessed or that may be legally assessed upon or in respect to such gas on and after such delivery.

        Buyer may, at its option or under legal requirement, pay taxes for which Seller is responsible hereunder; in such event, Buyer shall deduct the amounts of such taxes so paid from the payment by Buyer to Seller for gas purchased and received hereunder.

ARTICLE XV
FORCE MAJEURE

        In the event of either party hereto being rendered unable wholly or in part by force majeure to carry out its obligations under this agreement, it is agreed that on such party giving notice and full particulars of such force majeure in writing or by telegraph to the other party after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, from its inception, shall be suspended during the continuance of any inability so caused by for no longer period, and such cause shall be as far as possible remedied with all reasonable dispatch.

        The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers and people, arrests and restraints of the government, either federal or state, inability of any party hereto to obtain necessary materials, supplies or permits due to existing or future rules, orders and laws of governmental authorities (both federal and state), interruptions by government or court order, present and future orders of any regulatory body having proper jurisdiction, civil disturbances, explosions, sabotage, breakage, or accident to machinery or lines of pipe, the necessity for making repairs or alterations to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, and any other causes, whether of the kind herein enumerated or otherwise not within the control of the party claiming suspension and which by the exercise of due diligence, such party is unable to overcome.

        It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement of the use of diligence in restoring normal operating conditions shall not require the settlement of strikes or lockout by acceding to the terms of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

ARTICLE XVI
ASSIGNMENT

        This contract shall extend to and be binding upon the parties hereto, their heirs, administrators, successors and assigns, but no transfer of or succession to the interest of the Seller hereunder, wholly or partially, shall affect or bind the Buyer until it shall have been furnished at the office of MAGIC CIRCLE GAS, 4141 Northwest Expressway, Oklahoma City, Oklahoma 73116, with the original instrument and/or proof satisfactory to Buyer that the claimant is legally entitled to such interest.

        IN WITNESS WHEREOF, the parties have hereunto subscribed their names.

MAGIC CIRCLE ENERGY CORPORATION
By:	/s/ WM. J. O'CONNOR Wm. J. O'Connor
SELLER

MAGIC CIRCLE GAS
By:	/s/ ROBERT G. HALL Robert G. Hall President
BUYER

EXHIBIT "A"

TO: Gas Purchase Contract dated the 20th day of July, 1983, between MAGIC CIRCLE ENERGY CORPORATION, as "Seller", and MAGIC CIRCLE GAS, as "Buyer".

COMMITTED LEASES

Hull-Federal #2	Section 2-23N-15W,	SE/4	Woods County, Oklahoma
Hull-Federal #3	Section 2-23N-15W,	NE/4	Woods County, Oklahoma
John Hull #2	Section 35-24N-15W,	NE/4	Woods County, Oklahoma
Faye #2-28	Section 28-24N-15W,	NE/4	Woods County, Oklahoma
McDowell #2	Section 6-23N-14W,	SE/4	Woods County, Oklahoma
English #2-5	Section 5-23N-14W,	SW/4	Woods County, Oklahoma
Corbin #1	Section 32-24N-14W,	SW/4	Woods County, Oklahoma
Murray #2-23	Section 23-24N-14W,	NE/4	Woods County, Oklahoma
Bays #1	Section 14-23N-14W,	NE/4	Woods County, Oklahoma
Virgil #1-13	Section 13-23N-14W,	NE/4	Woods County, Oklahoma

STATE of Oklahoma	) )	SS.
COUNTY of Oklahoma	)

        BE IT REMEMBERED, That on this 20th of July, 1983, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Wm. J. O'Connor, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its Chairman of the Board, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notarial seal, the day and year last above written.

/s/ SANDRA JACQUELINE DEATO
Notary Public

My commission expires: 7/1/86

STATE of Oklahoma	) )	SS.
COUNTY of Oklahoma	)

        BE IT REMEMBERED, that on this 20th day of July, 1983, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Robert G. Hall, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notarial seal, the day and year last above written.

/s/ BETTY BOETJER
Notary Public

My commission expires: May 30, 1984

AMENDMENT TO GAS PURCHASE CONTRACT

        THIS AGREEMENT, made and entered into as of the 1st day of December, 1984, by and between MAGIC CIRCLE ENERGY CORPORATION, singly and collectively hereinafter referred to as "Seller," and MAGIC CIRCLE GAS, hereinafter referred to has "Buyer":

W I T N E S S E T H:

        WHEREAS, Seller and Buyer entered into a GAS PURCHASE CONTRACT (the "Contract") dated July 20, 1983, providing for the sale and purchase of gas produced from certain lands and leaseholds shown in Exhibit "A" attached thereto and thereafter called "Committed Leases", and

        WHEREAS, Seller and Buyer desire to amend the Contract to more specifically define the PRICE to be paid to Seller for gas sold and purchased thereunder.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Buyer and Seller agree as follows:

        (a)   ARTICLE VIII PRICE contained in the Contract shall be deleted in its entirety and the following ARTICLE VIII PRICE shall be inserted instead:

"ARTICLE VIII
 PRICE

        As full consideration for the gas and the components thereof delivered hereunder into Buyer's gathering system, the base price per HCF to be paid by Buyer to Seller shall equal:

        1.     The base price allowed to and received by Buyer for resale volumes after gathering, compressing treating and processing said gas and attributable to Seller's produced gas volume times a factor of **.

        2.     The base price allowed and received by Buyer for deregulated gas shall be that price per MCF designated by Contract or actually paid to Buyer at the tailgate of the Carmen Compressor Plant. The base price allowed and received by Buyer for regulated gas shall be the lesser of the price per MCF actually received or the NCPA posted price for the NCPA gas category involved.

  (i)
  The volume of gas attributable to the gas delivered hereunder shall be determined by multiplying the total volume of gas metered at the gas sales meter served by the compressor station which serves Seller's leases by a fraction, the numerator of which will be the volume metered at Seller's leases served by said compressor station and the denominator shall be the total volume of gas metered at all leases served by said compressor station."

        (b)   In all other respects, the Contract shall be as originally written and, except as amended hereby, or as must be amended to implement this change, shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals to be effective as of the day and year first above written.

SELLER, MAGIC CIRCLE ENERGY CORPORATION

ATTEST:	By	/s/ G. CARLYLE HINSHAW G. Carlyle Hinshaw, Vice President
BUYER, MAGIC CIRCLE GAS

WITNESS:	By	/s/ GARY W. TIBBITS Gary W. Tibbits, Manager of Operation

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  Exhibit 10.6
GAS PURCHASE CONTRACT
ARTICLE I DELIVERY DATE
ARTICLE II TITLE AND DELIVERY
ARTICLE III TAKES
ARTICLE IV QUALITY OF GAS
ARTICLE V MEASUREMENT
ARTICLE VI GAS FOR LEASE OPERATIONS
ARTICLE VII TERM
ARTICLE VIII PRICE
ARTICLE IX PAYMENT
ARTICLE X UNPROFITABLE GAS
ARTICLE XI TITLE
ARTICLE XII RIGHT-OF-WAY
ARTICLE XIII ROYALTY
ARTICLE XIV TAXES
ARTICLE XV FORCE MAJEURE
ARTICLE XVI ASSIGNMENT